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                                                                    Exhibit 4(v)
                                                                    ------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of June 25, 1999 by and among TICE TECHNOLOGY, INC., a Delaware corporation (the "Company"), MICHAEL A. ATKINS, a resident of the State of Tennessee ("Atkins"), PATRICK L. MARTIN, a resident of the State of Tennessee ("Martin"), LANDOAK SECURITIES, LLC, a Tennessee limited liability company ("LandOak") (Atkins, Martin and LandOak are collectively referred to herein as the "Initial Investors"), such other persons that may become parties to this Agreement from time to time (the "Investors") pursuant to the Company's offering of its securities (the "Offering") upon the terms set forth in that certain private placement memorandum dated May 21, 1999 (the "Memorandum") (Atkins, Martin, LandOak and the Investors are collectively referred to herein as the "Purchasers"), and such other persons that may become parties to this Agreement from time to time by reason of the transfer of rights pursuant to Section 9 hereof (collectively the "Transferees").

                                  WITNESSETH:

     WHEREAS, the Initial Investors have executed and delivered to the Company that certain Letter Agreement dated April 26, 1999 (the "Purchase Agreement") pursuant to which they agreed to purchase shares of the Company's common stock (the "Common Stock");

     WHEREAS, the Company is conducting the Offering to the Investors upon the terms set forth in the Memorandum;

     WHEREAS, as an inducement to and condition of Atkins, Martin and LandOak consummating the acquisition contemplated in the Purchase Agreement (the "Acquisition") and the Investors participation in the Offering, the Company agreed to provide the Purchasers and certain transferees certain rights to cause the registration under the Securities Act of 1933 of offers and sales of Common Stock held by such persons.

     NOW, THEREFORE, in consideration of the recitals made above and the mutual covenants and agreements stated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a)  "Acquisition"  shall have the meaning set forth in the recitals above,

     (b) "Best Efforts" means the taking of all commercially reasonable steps to cause or prevent any event or condition which would have been taken in similar circumstances by a reasonably prudent business person engaged in a similar business for the advancement or
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protection of his own economic interest in light of the consequences of failure to cause or prevent the occurrence of such event or condition.

          (c) "Closing" means the closing of the Acquisition pursuant to the Purchase Agreement.

          (d) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (e) "Common Stock" means the shares of Common Stock of the Company, no par value per share.

          (f)  "Company" shall have the meaning set forth in the preface hereof.

          (g) "Form S-3" means a registration statement on Form S-3 adopted by the Commission under the Securities Act or any substantially similar form from time to time in effect.

          (h) "Holder" means any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is the Purchaser or lawful Transferee.

          (i) "Material Adverse Event" means an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition or the market for the securities of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects or financial condition of the Company.

          (j)  "Purchase Agreement" has the meaning set forth in recitals above.

          (k)  "Purchasers" has the meaning set forth in the preface above.

          (l) "Register," "Registered" and "Registration" refer to a registration of the offer and sale of securities pursuant to the Securities Act effected by preparing and filing a Registration Statement (hereinbelow defined) in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (m) "Registrable Securities" means the shares of Common Stock held by the Purchasers, or acquired by or issued to any Transferee, including shares of Common Stock or shares or units of other securities issued pursuant to any stock split, stock dividend, reorganization, recapitalization, reclassification, or other distribution or change in respect of the shares of Common Stock of the Company.

          (n) "Registration Expenses" means all expenses excluding Selling Expenses incurred by the Company in effecting any Registration pursuant to this Agreement and in complying with Section 2, Section 3 and Section 4 of this Agreement, including, without limitation, all

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registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single special counsel for the Holders (if different from the Company's counsel), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          (o) "Registration Statement" means a registration statement on a form prescribed by the Commission for use in registering the offer and sale of securities under the Securities Act.

          (p) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (q) "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

          (r)  "Transferee" has the meaning set forth in the preface above.

          (s) "Underwritten Offering" means a registered public offering of Registrable Securities pursuant to an underwriting agreement with an investment banking firm reasonably acceptable to the Company.

          2.   Demand Registration.

          2.1  Request for Registration.

          (a) Subject to exceptions and limitations as hereinafter provided, at any time after the Closing, any Holder or group of Holders holding, in the aggregate, at least fifty-one percent (51%) of the Registrable Securities at the time of any Demand may make a single, one time written request (a "Demand") that the Company file with the Commission a Registration Statement in respect of all, but not less than all, Registrable Securities then held by such Holder(s) at the time of such Demand. Upon receipt of a Demand, the Company shall as soon as practicable cause a Registration Statement to be filed with the Commission on Form S-3, if available, or, if Form S-3 is not available for the Registration of the Registrable Securities, on such form as may be prescribed by the Commission. If the Registration is not in connection with an Underwritten Offering pursuant to Section 2.4 below, then such Registration Statement shall contain all appropriate undertakings necessary to comply with Rule 415 under the Securities Act pertaining to "shelf registration" or delayed offerings of securities. The Company shall use its Best Efforts to cause the Commission to declare such Registration Statement effective and, if a Registration subject to Rule 415, to maintain the effectiveness of such Registration Statement for a period of one
(1) year. Should any Holder or group of Holders holding, in the aggregate, at least fifty-one percent (51%) of the Registrable Securities make a Demand within one (1) year of the Closing, such Holder or Holders shall bear all costs associated with such Registration.

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     (b)  Upon receipt of any Demand, the Company shall immediately give notice to all other Holders that such Demand has been received. Upon receipt of such notice, the Piggyback Registration Rights of such Holders described in Section 3 hereof shall vest and be exercisable, subject to the exceptions and limitations expressed herein.

     2.2 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the Demand of a Holder pursuant to
Section 2.1 above may, subject to the provisions hereof, including, without limitation, Section 3.2 include securities of the Company other than Registrable Securities whether held by the Holders or other Shareholders.

     2.3 Blue Sky in Demand Registration. In the event of any Registration pursuant to this Section 2, the Company shall use its Best Efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and as may be reasonably appropriate for the distribution of such securities, provided, however, the Company shall not be required to register and/or qualify such securities in more than three (3) such jurisdictions that require filing.

     2.4 Underwritten Offering Pursuant to Demand Registration. The Holder(s) making a Demand shall be entitled to engage an underwriter reasonably acceptable to the Company to offer and sell in an Underwritten Offering the Registrable Securities included in any Registration Statement filed pursuant to Section 2.1 hereof. In such event, the Company and each participating Holder shall enter into an underwriting agreement with such underwriter(s), in customary form reasonably acceptable to the Company and the Holders, providing for, among other things, the sale of the Registrable Securities included in such Registration Statement by the Holders thereof to the underwriter(s), and containing such representations, warranties and covenants of the Company, including the procurement of opinions of counsel and accountants' "comfort letters" and the delivery of such certificates of executive officers of the Company, as shall be customary in Underwritten Offerings.

     2.5 Limitation of Number of Shares or Securities in Underwritten Offering. In the event the representative of the underwriters in any Underwritten Offering pursuant to Section 2.4 shall advise the Holder making the Demand pursuant to
Section 2.1 in writing that marketing or other factors (including, without limitation, the aggregate number of shares or securities requested to be included in the Underwritten Offering, the general condition of the market, and the status of the persons proposing to sell securities in such Underwritten Offering) require a limitation of the number of shares to be offered and sold in the Underwritten Offering, then the securities to be excluded from the Underwritten Offering shall be determined in the following order: (i) first, securities held by persons who are not contractually entitled to include securities in the Registration; (ii) second, securities included in the Registration by the Company for initial offering and issuance; (iii) third, securities included in the Registration pursuant to the exercise of Piggyback Registration Rights pursuant to Section 3 hereof; and (iv) finally, securities included in the Registration pursuant to this Section 2. Any partial reduction in the number of shares or securities included in the Underwritten Offering affecting any of the four (4) classes set forth in the immediately preceding sentence shall be allocated among the persons in any such

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class pro rata, as nearly as practicable, based on the number of shares or securities held by each person in such class and included in the Registration as a percentage of the aggregate shares or securities held by all persons in such class and included in the Registration.

     2.6 Other Obligations in Connection with Underwritten 0ffering. In connection with such Underwritten Offering, the Company shall (i) provide to a single counsel for the Holders whose Registrable Securities are included in such underwritten offering, for such counsel's review and comment, drafts of the registration statement; (ii) provide such counsel with a reasonable number of executed copies of the registration statement and all amendments thereto, as filed, as well as a reasonable number of preliminary prospectuses used by the underwriters in such underwritten offering; (iii) give prompt notice to such counsel of the effectiveness of such registration statement and of any stop order issued by the Commission or proceeding, or threat of such a proceeding, by the Commission for the purpose of issuing a stop order or otherwise suspending the effectiveness of any registration statement; (iv) provide to the Holders a reasonable number of final prospectuses delivered to purchasers under the Securities Act; and (v) for such period for which prospectuses are required to be delivered by dealers, provide such dealers with an adequate number of final prospectuses in order to permit the dealers to comply with their obligations under the Securities Act. In all other regards, the Company agrees to comply with the requirements of the Securities Act in connection with any underwritten offering.

     3.   Piggyback Registration.

     3.1 Notice of Piggyback Registration. Subject to the exceptions and limitations contained herein, if, at any time or from time to time, the Company shall Register any of its securities, either for its own account or the account of a security holder or holders other than (i) a Registration relating solely to employee benefit or stock option plans, or (ii) a Registration relating solely to a transaction described in Rule 145 under the Securities Act, the Company will: (i) promptly give to each Holder written notice thereof (which notice shall include a list of jurisdictions in which the Company intends to attempt to qualify such securities under applicable Blue Sky or other state securities laws), and (ii) include in such Registration (and any related registration and/or qualification under the applicable Blue Sky or other state securities laws), and in any Underwritten Offering pursuant to such Registration, all Registrable Securities specified in a written request or requests delivered to the Company by any Holder within twenty (20) days after receipt of such written notice from the Company by such Holder.

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

     3.2  Piggyback Registration in Underwritten Offerings.

     (a) Notice of Underwritten Offering. If the Registration of which the Company gives notice is for an Underwritten Offering commenced at the election of the Company (and not pursuant to the exercise of rights pursuant to Section 2 hereof), the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(b). In such event, the right of any Holder to Registration shall be conditioned upon there being an Underwritten Offering, and the inclusion of such Holder's Registrable Securities in such Registration and Underwritten Offering to the extent provided in and in compliance with this
Section 3. All Holders proposing to distribute their securities through such Underwritten Offering shall (together with the Company and any other holders distributing securities through such underwriting) enter into an underwriting agreement described in Section 2.4. The Holders shall have no right to participate in the selection of underwriters for an offering pursuant to this Section.

     (b) Marketing Limitation in Piggyback Registration. In the event the representative of the underwriters in any Underwritten Offering advises the Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities in the Underwritten Offering) require a limitation of the shares to be offered and sold in the Underwritten Offering, then the number of shares to be excluded from the Underwritten Offering shall be determined in the manner provided in Section 2.5, except that securities included in the Registration by the Company for initial offering and issuance and securities included in the Registration by the Holders pursuant to this Section 3 shall be excluded together on a pro rata basis.

     (c) Withdrawal in Piggyback Registration. If any Holder who shall exercise piggyback registration rights pursuant to this Section 3 shall disapprove of the proposed terms of any Underwritten Offering, he may elect to withdraw therefrom by written notice to the Company and the underwriters delivered no more than two
(2) days after the receipt of the final terms and price of the Registration Statement by such Holder. Any Registrable Securities or other securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from such Registration.

     3.3 Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 3, the Company will use its best efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the Holders shall pay their pro rata share of such expenses.

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     3.4  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it that triggers piggyback registration rights pursuant to this Section 3, whether or not any Holder has elected to include securities in such registration.

     4. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of a majority of the Registrable Securities then outstanding (on a Common Stock equivalent basis) unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted the Holders hereunder and would not have the effect of reducing the amount of Registrable Securities which are included in any Registration for which the Holders hold registration rights pursuant to this Agreement. If the Holders of a majority of the Registrable Securities do not object to such new registration rights within seven (7) days of delivery of written notice of such new registration rights to such Holders, such new registration rights shall be approved.

     5. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Section 2 and Section 3 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company, provided that the Company shall not be required to pay the Holders' counsel fees in respect of any Registration begun pursuant to Section 2.1, the request of which has been subsequently withdrawn by the Holders making the Demand for such Registration. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a Material Adverse Event with respect to the Company since the time of their Demand, of which the Company had knowledge at the time of the Demand, then the Company shall pay the fees of such single counsel. All Selling Expenses shall be allocated among the persons participating in any Registration based, in an Underwritten Offering, on the relative gross proceeds allocable to each such person and, in a non-Underwritten Offering, based on the Selling Expenses actually incurred with respect to the sale of Registrable Securities of each person whose shares were included in the Registration. Notwithstanding the foregoing, all Registration Expenses incurred in connection with any registration pursuant to Section 2 on or before May 1, 2000 shall be borne by the Holders.

     6. Registration Procedures. The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised in writing as to the initiation and completion of such registration. The Company shall cause any registration statement filed pursuant to Section 2.1 hereof to comply with the requirements of Rule 415 (unless such registration statement relates to an Underwritten Offering pursuant to Section
2.4 hereof) and shall use its best efforts to comply with the undertakings required thereby to qualify the registration as a "shelf registration" pursuant to Rule 415. At its expense, the Company shall: (a) use its best efforts to keep such Registration Statement effective for the lesser of one (1) year or so long as Holders who are not affiliates of the Company whose Registrable Securities are included in the Registration Statement are subject to the volume or manner of resale restrictions set forth in Rule 144 under the Securities Act or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto,

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whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time reasonably may request; (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (d) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation service (including the National Market of The NASDAQ Stock Market) on which similar securities issued by the Company are then listed; (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicably, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     7. Information Furnished by Holder. It shall be a condition precedent to the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required.

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     8.   Indemnification.

     8.1 Company's Indemnification of Holders. The Company shall indemnify and hold harmless each Holder, each of its agents, legal counsel and accountants and each (i) person controlling such Holder within the meaning of Section 15 of the Securities Act ("Controlling Person"); and (ii) each underwriter and each Controlling Person of such underwriter, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages, expenses or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, expenses or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement notification or the like) incident to any such Registration, qualification or compliance, are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such indemnified party and each Controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company; and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Underwriter, Holder or Controlling Person of such Underwriter or Holder and stated to be specifically for use therein, in which case such Underwriter, Holder or Controlling Person of such Underwriter or Holder shall likewise indemnify the Company, its Controlling Persons and each of its agents, legal counsel and accountants.

     8.2 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any

                                       9
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liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 8.

     9. Transfer of Rights. The rights granted to Holders pursuant to this Agreement to cause the Company to Register the Registrable Securities may be transferred or assigned by the Holder to a transferee or assignee of such Holder's Registrable Securities.

     10.  Market Stand-off.

     10.1 Restrictions on Holders. In consideration of the granting to the Purchasers of the registration rights pursuant to this Agreement, each of them agrees that, for so long as such Holder holds Common Stock, except as permitted by Section 2 and Section 3 hereof, such Holder will not sell, transfer or otherwise dispose of, including, without limitation, through the use of any put or call option, short sale or other derivative arrangement, shares of Common Stock in the ten days prior to the effectiveness of any Registration Statement (other than a registration statement on Form S-8 or Form S-4, or any successor form) with respect to shares of Common Stock pursuant to which such Common Stock will be offered for sale to the public, and for up to 90 days following the effectiveness of such Registration Statement, provided that (i) the underwriters of any such offering shall reasonably request that the Stockholders be bound by such restrictions and (ii) all directors, executive officers and holders of more than five percent of the outstanding shares of Common Stock agree to restrictions that are at least as burdensome as those imposed on such Holders.

     10.2 Restrictions on the Company. Except for offers to sell and sales of Common Stock pursuant to a Registration Statement on Form S-8 or Form S-4, the Company shall not offer to sell or sell any shares of capital stock or any security convertible into shares of Common Stock during the 90-day period immediately following commencement of an Underwritten Offering of Registrable Securities pursuant to Section 2.4 hereof.

     11.  Miscellaneous.

     11.1 Assignment. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

     11.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Tennessee in the United States of America without giving effect to the conflicts of laws principles thereof.

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     11.4 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.5 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, by telecopier or by national overnight delivery service, and addressed to the intended recipient as set forth below:

          If to the Company:

          Tice Technology, Inc.
          c/o Charles R. West
          6711 Maynardville Highway
          Knoxville, TN 37918
          Facsimile: (423) 922-3134

          If to Purchaser:

          LandOak Securities LLC
          c/o Patrick L. Martin
          10267 Kingston Pike
          Knoxville, TN 37922
          Facsimile: (423) 531-7911

Any notice given in the manner aforesaid shall be deemed to have been served, and shall be effective for all purposes hereof if sent by registered or certified mail, on the earlier of the second day following the day on which it is posted or the date of its receipt by the party to be notified, if sent by telecopier, the day actually received as evidenced by a written receipt of transmission and if sent by overnight delivery service, the day after such notice has been delivered by the party to said service. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth

     11.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     11.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities, so long as the effect is to treat all Holders equally, provided, however, that the consent of the Initial Investors is required for any such amendment or waiver, which consent shall not be unreasonably withheld. Any amendment or waiver of this Agreement shall require the written consent of any Holder who is

                                      11
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disproportionately adversely affected by such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

     11.8 Effect of Amendment or Waiver. The Purchasers and their successors and assigns acknowledge that by the operation of Section 3.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

     11.9 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     11.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       TICE TECHNOLOGY, INC.


                                       By: /s/
                                           --------------------------------
                                           Charles R. West, President


                                       /s/
                                       -----------------------------------
                                       Michael A. Atkins


                                       /s/
                                       -----------------------------------
                                       Patrick L. Martin


                                       LANDOAK SECURITIES, LLC


                                       By: /s/
                                           --------------------------------
                                           Patrick L. Martin, Chief Manager



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